================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                               -----------------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 13, 2006

                               -----------------

                     North American Insurance Leaders, Inc.
             (Exact name of registrant as specified in its charter)

                               -----------------

           Delaware                       001-32837            20-3284412
(State or other jurisdiction of    (Commission File Number)   (IRS Employer
        incorporation)                                      Identification No.)

885 Third Avenue, 31st Floor, New York, NY                      10022
 (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (212) 319-9407

                                 Not Applicable
          (Former name or former address, if changed since last report)

                               -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 13, 2006, North American Insurance Leaders, Inc. (the "Company") announced that, as part of the Company's efforts to transition into the standard board and board committee composition rules of the American Stock Exchange, Mr. Laurence N. Strenger resigned as a member of the Company's Board of Directors (the "Board") and the Audit Committee of the Board, effective immediately. The Company wishes to thank Mr. Strenger for his valued service to the Company.

(d) On September 13, 2006, the Company announced that Mr. Robert Sroka had been elected as an independent member of the Board, effective immediately, to fill the vacancy resulting from Mr. Strenger's resignation. Mr. Sroka serves in the class of directors whose term of office expires at the next Annual Meeting of Stockholders. There are two directors in that class. Mr. Sroka also has been named as a member of the Audit Committee of the Board. The Audit Committee of the Board now consists of Mr. Scott A. Levine, as chairman, Mr. E. Miles Prentice, III and Mr. Sroka.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NORTH AMERICAN INSURANCE LEADERS, INC.
                                         (Registrant)

                                         By:   /s/ PAULA S. BUTLER
                                            -----------------------------------
                                            Name:  Paula S. Butler
                                            Title: Executive Vice President

Date: September 13, 2006